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                                                        Exhibit 10.8



                     EXCLUSIVE SCRAP METAL SALES AGREEMENT


         THIS EXCLUSIVE SCRAP METAL SALES AGREEMENT (the "Agreement") is entered into by and between Empire Metals, Inc., an Arizona corporation ("Empire"), and EMCO Recycling Corp., an Arizona corporation ("EMCO").


                                   RECITALS

         A. Empire presently owns certain scrap metal inventory, raw materials, products, salvage and other materials relating to the metal recycling and scrap metal business (all such materials being collectively hereinafter referred to as the "Inventory");

         B. Empire and EMCO have agreed that Empire will not add to or increase its current level of Inventory and that Empire will sell the Inventory exclusively to EMCO and Will not dispose of any of the Inventory except via sale to EMCO; and

         C. Empire is willing to enter into this Agreement at the request of and as an accommodation to General Parametric Corporation ("GPAR") and EMCO, and in consideration of the benefits flowing to Empire under that certain Merger Agreement dated December 1, 1995, as amended by that certain First Amendment to Merger Agreement dated December 1995, and as further amended by that certain Second Amendment to Merger Agreement dated February 16, 1996, each of which were entered into by and among GPAR, GPAR Merger, Inc., Empire, EMCO, Copperstate Metals, Inc., Gerald Zack, Raymond Zack, Harold Rubenstein, Donald Moorehead and George Moorehead.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Empire and EMCO agree as follows:

         1. No Increases to Inventory. Empire represents, warrants, covenants and agrees that it will not purchase or acquire any additional items of Inventory after the date of this Agreement, or otherwise increase hereafter in any way the presently existing Inventory.

         2. Exclusivity. Empire agrees that it will sell its existing Inventory solely and exclusively to EMCO or a designee of EMCO. Each such sale will be in amounts requested by EMCO and shall be at EMCO's then existing pricing schedule for the purchase of such materials.

         3. Inspection. Empire agrees that EMCO, or any of its designated representatives, may inspect the Inventory on Empire's premises during normal business hours upon reasonable notice to Empire.
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         4.      Location of Inventory.  Empire further represents, warrants, covenants and agrees that all of the Inventory is presently located at 2010 West Lower Buckeye Drive, Phoenix, Arizona, and that, except for deliveries of items of Inventory sold to EMCO, none of the Inventory will be removed from Empire's premises without the prior written consent of EMCO.

         5. Term. Unless previously terminated by the express written agreement of the parties, this agreement shall remain in full force and effect until the earlier of: (i) the sale of all of Empire's Inventory to EMCO pursuant to the terms of this agreement; or (ii) April 30, 2007.

         6.      General Provisions.

                 a. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                    (i)      IF TO EMCO TO:

                             EMCO Recycling Corp.
                             Attn: George Moorehead
                             3700 W. Lower Buckeye Drive
                             Phoenix, Arizona 85009

                             WITH A COPY TO:

                             Mr. Gerard Jacobs
                             General Parametrics, Corp.
                             7600 Augusta Street
                             River Forest IL 60305
                             Telecopy No.: (708) 366-0891

                    (ii)     IF TO EMPIRE:

                             Empire Metals, Inc.
                             Attn: Harold Rubenstein
                             2010 W. Lower Buckeye Drive
                             Phoenix, Arizona  95009





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                             WITH A COPY TO:

                             Mr. Rob Kimball
                             Sacks Tierney, P.A.
                             2929 N. Central Avenue
                             Fourteenth Floor
                             Phoenix, Arizona 85012-2742
                             Telecopy No.: (602) 279-2027

         7. Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

         8. Amendment: Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9. Binding Effect: Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall be an original but all of which together shall constitute one and the same instrument.

         11. Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitations" Time shall be of the essence in this Agreement.





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         12.     Governing Law: Interpretation.  This Agreement shall be
construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and to be wholly performed within such state.

         13. Arm's Length Negotiations . Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the Opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         14. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year written below.

                        EMPIRE METALS, INC.,
                        an Arizona corporation

Date:  April 11, 1996   By:  HAROLD RUBENSTEIN
       --------------        ----------------------------
                             Harold Rubenstein, President



                        EMCO RECYCLING CORP.,
                        an Arizona corporation


Date:  April 11, 1996   By:  GEORGE MOOREHEAD
       --------------        ---------------------------
                             George Moorehead, President





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